Exhibit 99.1


NEWS RELEASE
--------------------------------------------------------------------------------
FOR 3:00 P.M. CT RELEASE
November 2, 2006

Contact:
Sam Reinkensmeyer                                    Joseph Diaz, Jr.
Chief Financial Officer                              Lytham Partners, LLC
CNS, Inc.                                            (602) 889-9700
(952) 229-1500                                       diaz@lythampartners.com
sreinkensmeyer@cns.com
Nasdaq: CNXS


       CNS, INC. REPORTS STRONG SECOND QUARTER REVENUE AND EARNINGS GROWTH


          o Second quarter sales increased by 37% versus the prior year quarter.

          o    Earnings per share increased 56% versus the prior year quarter.

          o Breathe Right(R) domestic sales increased 24% driven by new advertising campaigns.

          o    FiberChoice(R) sales increased 87% driven by two new products.

          o Breathe Right international sales increased 46% driven by strong consumer demand.

          o On October 8, 2006, CNS and GlaxoSmithKline plc (GSK) entered into a definitive agreement for GSK to acquire CNS for $37.50 per share in cash.

         MINNEAPOLIS, November 2, 2006 -- CNS, Inc. (NASDAQ: CNXS), the Breathe Right(R) company, today announced strong results for the second quarter of fiscal year 2007 ended September 30, 2006.

         Net sales for the second quarter were $35.8 million, an increase of 37% compared to $26.1 million in the prior year period. Net income was $6.9 million, or $0.47 per fully diluted share, up 56% per fully diluted share compared to net income of $4.5 million, or $0.30 per fully diluted share in the second quarter of fiscal 2006. After adjusting for the impact of stock-based compensation expense, proforma net income in the second quarter of fiscal 2006 was $4.3 million, or $0.29 per fully diluted share (see attached reconciliation of GAAP to non-GAAP disclosures).

         For the first six months of fiscal 2007, CNS reported net sales of $65.2 million, up 31% compared to $49.6 million in the first six months of last year. Net income for the first half of fiscal 2007 rose 22% to $10.4 million, or $0.71 per fully diluted share, versus $8.6 million, or $0.57 per fully diluted share in the prior-year period. After adjusting for the impact of stock-based compensation expense, proforma net income for the first six months of fiscal 2006 was $8.1 million or $0.54 per fully diluted share.




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CNS, Inc. Reports Fiscal 2007 Q2 Results
Page 2



          "We are very pleased with our second quarter results. We delivered strong revenue growth from the FiberChoice(R) brand as well as the Breathe Right(R) brand, both domestically and internationally," said Marti Morfitt, CNS' president and CEO. "This profitable growth resulted from deploying tested, proven growth strategies and tactics such as new advertising messages to drive the growth of Breathe Right(R) nasal strips, and the launch of new products to expand the FiberChoice brand.

         CNS is focused on a number of key initiatives to grow the Breathe Right and FiberChoice brands in fiscal 2007, including:

          o Continued expansion of Breathe Right nasal strips both domestically and in overseas markets, using tested, proven growth strategies;

          o Year round advertising of Breathe Right nasal strips as a solution for consumers' chronic nasal breathing conditions outside of the cold/flu season;

          o Increasing FiberChoice sales with strong support for our new fortified fiber products as we develop the "Fiber for Health" platform;

          o Expansion of the Breathe Right brand leadership in the snore relief segment with the launch of Breathe Right(R) Snore Relief(TM) throat rinse;

          o    Continued development our pipeline of new products; and

          o Continued development and testing of new marketing tactics for both the Breathe Right and FiberChoice brands.

          The gross margin rate for the 2007 second quarter was 73.1%, up from the prior year period's gross margin rate of 70.7%, primarily due to lower cost of goods sold and a price increase on FiberChoice products effective February 2006. Advertising and promotion expense for the fiscal 2007 second quarter was $10.2 million compared to $6.9 million in the second quarter of fiscal 2006. Higher levels of advertising and promotion expense resulted from our strategy to position Breathe Right nasal strips as a year-round treatment for consumers' chronic nasal breathing conditions, as well as increased advertising for the FiberChoice brand and its two new fortified fiber products.

         CNS generated $9.9 million in cash from operations during the six-month period ended September 30, 2006 and ended the second quarter with $61 million in cash and marketable securities and no debt.


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CNS, Inc. Reports Fiscal 2007 Q2 Results
Page 3




SECOND-QUARTER PRODUCT RESULTS

         Domestic Breathe Right(R) sales in the fiscal 2007 second quarter grew 24% to $22.9 million, compared to prior year sales of $18.4 million. The growth is attributable to our successful strategy to promote year-round Breathe Right(R) nasal strip usage with two new advertising campaigns. One campaign features Bruce Johnson, the inventor of the Breathe Right nasal strip. The second campaign is targeted to snorers and features our "How Snoring Works" demonstration.

         International sales of Breathe Right products in the fiscal 2007 second quarter rose 46% to $4.4 million versus sales of $3.0 million in the second quarter of last year. Sales increased in all major markets including Europe, Canada and Japan.

         FiberChoice(R) sales grew 87% to $8.5 million in the second quarter compared to $4.5 million in the prior year period. Effective advertising and trade promotions delivered strong consumer demand for the FiberChoice line of products, including FiberChoice(R) plus Calcium and Fiber Choice(R) Weight Management which were launched in February 2006.

         "We are very pleased to see continued strong revenue growth in each of our product lines," said Morfitt. "Breathe Right nasal strips benefited from continued advertising support, both domestically and internationally; and our FiberChoice brand has achieved a higher growth rate by the strength of new products and increased and continued effective advertising support."


GLAXOSMITHKLINE TO ACQUIRE CNS, INC.

         On October 8, 2006, CNS and GlaxoSmithKline plc (GSK) entered into a definitive agreement for GSK to acquire CNS for $37.50 per share in cash, valuing the transaction at approximately $566 million. Upon completion of the transaction, CNS will become a wholly-owned subsidiary of GSK. The transaction, which is expected to close by early 2007, is subject to customary conditions including CNS stockholder approval and antitrust clearance under the Hart-Scott-Rodino Act. On October 30, 2006, CNS filed a preliminary proxy with the Securities and Exchange Commission in connection with its special meeting of stockholders to approve the proposed merger.

         CNS will not declare a cash dividend this quarter because of its announced merger agreement with GlaxoSmithKline plc.

         Marti Morfitt commented, "We are very pleased that our shareholders will achieve significant value at the closing of this transaction," Ms. Morfitt continued. "While we work to complete this transaction, everyone at CNS remains focused on delivering strong profitable growth."


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CNS, Inc. Reports Fiscal 2007 Q2 Results
Page 4


CONFERENCE CALL WEBCAST

         A conference call to review the second quarter results is scheduled today, November 2 at 4 p.m. CT (5 p.m. ET). Interested participants may listen to the live conference call or replay over the Internet by logging onto CNS' Web site at www.cns.com. A replay of the second quarter conference call may also be accessed by dialing (800) 405-2236, conference call ID 11073198. The replay will be available beginning at approximately 6 p.m. CT on Thursday, November 2, 2006, until 6 p.m. CT on Thursday, November 9, 2006.


ABOUT CNS, INC.

         CNS, based in Minneapolis, designs and markets consumer health care products, including Breathe Right(R) nasal strips and FiberChoice(R) dietary fiber supplements. The company focuses on products that address important consumer needs within the aging well/self-care market, including better breathing and digestive health. Its common stock is listed on the Nasdaq National Market under the ticker symbol "CNXS." More information about CNS and its products is available at www.cns.com.


SOME OF THE INFORMATION CONTAINED IN THIS NEWS RELEASE IS FORWARD-LOOKING AND SUBJECT TO CERTAIN BUSINESS RISKS AS DESCRIBED IN THE COMPANY'S FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION, INCLUDING THOSE REFERRED TO IN ITS ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED MARCH 31, 2006. THIS NEWS RELEASE CONTAINS FORWARD-LOOKING STATEMENTS, WHICH INVOLVE RISKS AND UNCERTAINTIES.



CAUTION REGARDING FORWARD-LOOKING STATEMENTS

Any statements made regarding the proposed merger transaction between CNS, Inc. (the "Company") and GlaxoSmithKline plc, the expected timetable for completing the transaction, the satisfaction of closing conditions, timing or satisfactory receipt of regulatory or CNS stockholder approvals, future products or market growth, and any other statements regarding CNS' future expectations, beliefs, goals or prospects are forward-looking statements which are subject to risks and uncertainties. For a more complete list and description of such risks and uncertainties, refer to CNS' Annual Report on Form 10-K for the year ended March 31, 2006 and Quarterly Report on Form 10-Q for the period ended June 30, 2006, as well as other filings by CNS with the Securities and Exchange Commission (the "SEC"). Actual results may differ materially from those contained in the forward-looking statements in this document. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this document. CNS undertakes no obligation and does not intend to update any forward-looking statements after the date of this document, whether as a result of new information, future events, developments, changes in assumptions or otherwise.

IMPORTANT MERGER INFORMATION

On October 30, 2006, the Company filed a preliminary proxy statement with the SEC in connection with a special meeting of stockholders to approve the proposed merger with GlaxoSmithKline. STOCKHOLDERS AND INVESTORS ARE ADVISED TO READ THE DEFINITIVE PROXY STATEMENT AND ANY OTHER DEFINITIVE ADDITIONAL SOLICITING MATERIALS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE MERGER AND THE COMPANY. Investors may obtain a free copy of these proxy materials and other documents filed by the Company with the SEC at the SEC's web site at www.sec.gov. Free copies of the



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CNS, Inc. Reports Fiscal 2007 Q2 Results
Page 5


definitive proxy statement, once available, and the Company's other filings with the SEC, may also be obtained from the Company at www.cns.com by clicking on the "Investors" tab and then following the link at "Financial Information" to "SEC Filings." Free copies of the Company's filings may be obtained by directing a written request to CNS, Inc., 7615 Smetana Lane, Eden Prairie, Minnesota 55344,
Attention: Samuel E. Reinkensmeyer or by telephone at 952-229-1500.

PARTICIPANTS IN THE SOLICITATION

The Company and its directors, executive officers and certain other members of its management may be deemed to be soliciting proxies from the Company's stockholders in favor of the merger. Investors and stockholders may obtain more detailed information regarding the direct and indirect interests in the merger of persons who may, under the rules of the SEC, be considered participants in the solicitation of the Company's stockholders in connection with the merger by reading the preliminary and definitive proxy statements regarding the merger, which will be filed with the SEC. Information about the Company's directors and executive officers may be found in the Company's preliminary proxy statement filed on October 30, 2006 and definitive proxy statement filed with the SEC on July 7, 2006. These documents will be available free of charge once available at the SEC's web site at www.sec.gov or by directing a request to the Company as described above.

CNS, Inc. Reports Fiscal 2007 Q2 Results
Page 6


                                    CNS, INC.
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
              (in thousands, except per share amounts) (unaudtied)


                                                  Three Months Ended             Six Months Ended
                                                     September 30,                 September 30,
                                                ----------------------        ----------------------
                                                  2006          2005           2006            2005
                                                -------        -------        -------        -------
Net sales                                       $35,820        $26,058        $65,166        $49,597
Cost of goods sold                                9,627          7,625         17,944         14,593
                                                -------        -------        -------        -------
     Gross profit                                26,193         18,433         47,222         35,004
                                                -------        -------        -------        -------
Operating expenses:
     Advertising and promotion                   10,246          6,932         20,711         12,889
     Selling, general and administrative          5,644          4,831         11,298          9,540
                                                -------        -------        -------        -------
          Total operating expenses               15,890         11,763         32,009         22,429
                                                -------        -------        -------        -------
          Operating income                       10,303          6,670         15,213         12,575
Investment income                                   443            312            813            633
                                                -------        -------        -------        -------
     Income before income taxes                  10,746          6,982         16,026         13,208
Income tax expense                                3,826          2,452          5,581          4,633
                                                -------        -------        -------        -------
     Net income                                 $ 6,920        $ 4,530        $10,445        $ 8,575
                                                =======        =======        =======        =======

Diluted net income per share                    $   .47        $   .30        $   .71        $   .57
                                                =======        =======        =======        =======

Weighted average number of common and
     potential common shares outstanding         14,695         15,046         14,656         15,073
                                                =======        =======        =======        =======


                                    CNS, INC.
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                           (in thousands) (unaudited)


                                                       September 30,       March 31,
                                                           2006              2006
                                                         --------          --------
Current assets:
     Cash and cash equivalents                           $  4,080          $  4,152
     Marketable securities                                 56,444            48,439
     Accounts receivable, net                              21,327            17,667
     Inventories                                            6,296             5,766
     Other current assets                                   4,183             3,277
                                                         --------          --------
          Total current assets                             92,330            79,301
Long-term assets                                           11,027            11,173
                                                         --------          --------
          Total assets                                   $103,357          $ 90,474
                                                         ========          ========

Current liabilities                                        18,395            15,211
Stockholders' equity                                       84,962            75,263
                                                         --------          --------
          Total liabilities and stockholders' equity     $103,357          $ 90,474
                                                         ========          ========

CNS, Inc. Reports Fiscal 2007 Q2 Results
Page 7

                CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                           (unaudited) (in thousands)


                                                                       Six Months Ended
                                                                        September 30,
                                                                   -------------------------
                                                                     2006             2005
                                                                   --------         --------
Operating activities:
     Net income                                                    $ 10,445         $  8,575
     Adjustments to reconcile net income to net cash
              from operating activities:
         Depreciation and amortization                                  747              408
         Stock based compensation                                       848               --
         Deferred income taxes                                         (131)             288
         Changes in operating assets and liabilities:
            Accounts receivable                                      (3,660)             (50)
            Inventories                                                (531)          (3,460)
            Prepaid expenses and other current assets                  (974)            (317)
            Accounts payable and accrued expenses                     3,185              829
                                                                   --------         --------
                 Net cash from operating activities                   9,929            6,273
                                                                   --------         --------
Investing activities:
     Purchases of marketable securities                             (55,540)         (34,778)
     Sales of marketable securities                                  47,651           35,100
     Payments for purchases of property and equipment                  (386)            (127)
     Payments for product rights                                        (14)            (164)
                                                                   --------         --------
                 Net cash from investing activities                  (8,289)              31
                                                                   --------         --------
Financing activities:
     Proceeds from issuance of common stock
          under stock plans                                             258            1,094
     Excess income tax benefits from stock option exercises              16               --
     Purchase of treasury shares                                        (27)          (7,305)
     Payment of cash dividends                                       (1,959)          (1,705)
                                                                   --------         --------
                  Net cash from financing activities                 (1,712)          (7,916)
                                                                   --------         --------
                  Net change in cash and cash equivalents
                                                                        (72)          (1,612)
Cash and cash equivalents:
     Beginning of period                                              4,152            4,814
                                                                   --------         --------
     End of period                                                 $  4,080         $  3,202
                                                                   ========         ========

CNS, Inc. Reports Fiscal 2007 Q2 Results
Page 8


RECONCILIATION OF GAAP NET INCOME TO PROFORMA NET INCOME

The non-GAAP financial measures used in this press release quantify the impact of adopting Financial Accounting Standards Board (FASB) Statement of Accounting Standards No. 123R related to the expensing of stock based compensation. Non-GAAP financial measures should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. We view these non-GAAP financial measures to be helpful in assessing the Company's on-going operating results and allow for greater transparency related to supplemental information. Investors are encouraged to review the reconciliations of the non-GAAP financial measures used in this press release to their most directly comparable GAAP financial measures as provided with the financial statements attached to this press release.


GAAP to Non-GAAP Disclosure - - Impact of Stock Based Compensation Expense (Unaudited) Amounts in '000's, except per share amounts

                                                                           For the Three          For the Six
                                                                           Months Ended          Months Ended
                                                                         September 30, 2005    September 30, 2005
                                                                         ------------------    ------------------
Operating income, as reported                                                 $  6,670              $ 12,575
Deduct: Total stock-based compensation expense, pre-tax                            351                   713
                                                                              --------              --------

Proforma operating income                                                        6,319                11,862
                                                                              ========              ========

Net income, as reported                                                       $  4,530              $  8,575
Deduct: Total stock-based compensation expense, pre-tax                            351                   713
Income tax benefit relating to stock-based compensation                           (130)                 (264)
                                                                              --------              --------

Proforma net income                                                           $  4,309              $  8,126
                                                                              ========              ========

Weighted average number of common and potential common shares outstanding, as reported

                                                                                15,046                15,073
Impact of stock-based compensation on common and potential common
shares outstanding                                                                 (67)                  (84)
                                                                              --------              --------

Proforma weighted average number of common and potential common shares
outstanding                                                                     14,979                14,989
                                                                              ========              ========

Diluted income per share, as reported                                         $   0.30              $   0.57
Less: Per share impact of stock-based compensation, net of income tax
effect                                                                            0.01                  0.03
                                                                              --------              --------

Proforma diluted income per share                                             $   0.29              $   0.54
                                                                              ========              ========